UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

MGM RESORTS INTERNATIONAL

(Exact name of registrant as specified in its charter)

DELAWARE	001-10362	88-0215232
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

3600 Las Vegas Boulevard South, Las Vegas, Nevada	89109
(Address of principal executive offices)	(Zip code)

(702) 693-7120

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 5, 2014, at which stockholders voted on the matters set forth below.

Proposal 1: To Elect a Board of Directors

Director	Votes For	Votes Withheld
Robert H. Baldwin	352,903,568	1,424,366
William A. Bible	335,119,260	19,208,674
Mary Chris Gay	353,504,238	823,696
William W. Grounds	353,034,228	1,293,706
Alexis M. Herman	346,223,297	8,104,637
Roland Hernandez	318,679,535	35,648,399
Anthony Mandekic	353,096,640	1,231,294
Rose McKinney-James	352,897,560	1,430,374
James J. Murren	348,548,755	5,779,179
Gregory M. Spierkel	352,896,534	1,431,400
Daniel J. Taylor	351,020,747	3,307,187

Broker Non-Votes: 50,073,912

Each of the foregoing directors was elected and received the affirmative vote of a plurality of the votes cast at the annual meeting at which a quorum was present.

Proposal 2: To Ratify the Selection of Deloitte & Touche LLP as the Independent Registered Public Accounting Firm for the Year Ending December 31, 2014.

For	Against	Abstain
402,182,044	1,811,545	408,257

Broker Non-Votes: 0

The foregoing Proposal 2 was approved.

Proposal 3: To Approve, on an Advisory Basis, the Compensation of the Company’s Named Executive Officers as Disclosed in the Proxy Statement for the Annual Meeting.

For	Against	Abstain
348,936,558	4,327,863	1,063,513

Broker Non-Votes: 50,073,912

The foregoing Proposal 3 was approved.

Proposal 4: To Approve Amendments to the Amended and Restated 2005 Omnibus Incentive Plan.

For	Against	Abstain
350,036,207	3,823,729	467,998

Broker Non-Votes: 50,073,912

The foregoing Proposal 4 was approved.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 6, 2014

MGM Resorts International

By:	/s/ Andrew Hagopian III
Name: Andrew Hagopian III
Title: Vice President, Deputy General Counsel & Assistant Corporate Secretary

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